Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Forte Biosciences, Inc., a Delaware corporation (the “Company”);

WHEREAS, (i) Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC and Eric Shahinian (collectively, “Camac”), (ii) McIntyre Partnerships, LP, McIntyre Capital GP, LLC, McIntyre Capital Management, LP and McIntyre Capital Management GP, LLC (collectively, “McIntyre”) and (iii) Michael G. Hacke and Chris McIntyre (together with Mr. Hacke, the “Nominees” and, collectively with Camac and McIntyre, the “Existing Members”) are parties to that certain Joint Filing and Solicitation Agreement, dated as of February 17, 2023, as amended on May 25, 2023 (the “JFSA”), for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2023 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”);

WHEREAS, Camac initially delivered a notice to the Company on February 17, 2023 nominating the Nominees for election to the Board at the Annual Meeting;

WHEREAS, Camac resubmitted its nomination of the Nominees on July 3, 2023 following the Company’s disclosure that the Annual Meeting will be held on September 19, 2023;

WHEREAS, the Company disclosed, on August 1, 2023, that it entered into a private placement with certain investors that massively diluted the Company’s existing stockholders;

WHEREAS, ATG Fund II LLC, ATG Capital Management, LLC and Gabriel Gliksberg (collectively, “ATG”) wish to form a group with the Existing Members in support of Camac’s nomination of director candidates for election to the Board at the Annual Meeting; and

WHEREAS, the Existing Members and ATG (together with the Existing Members, each a “Party” and collectively, the “Parties” or the “Group”) wish to enter into this Group Agreement (this “Agreement”) to supersede the JFSA and form a group for the purpose of seeking representation on the Board and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 16th day of August 2023 by the Parties:

1.       The JFSA is hereby superseded in its entirety and shall be of no further force or effect.

2.       Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the Parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

3.       So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that for so long as the Company’s Preferred Stock Rights Agreement, dated as of July 12, 2022, as amended, remains in effect, no member of the Group shall transact in securities of the Company without the prior written consent of Camac and ATG. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

4.       Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies for the election of certain persons nominated for election to the Board at the Annual Meeting (including those nominated by Camac), (ii) taking such other actions as the Parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.       Camac and ATG hereby agree to jointly pay all expenses and costs incurred in connection with the Group’s activities (collectively, the “Expenses”) on a percentage basis as follows: (i) Camac 50% of the Expenses and (ii) ATG 50% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 5 shall be split by the Parties in proportion to the Expenses paid pursuant to this Section 5.

6.       Each Party agrees that any SEC filing, press release or communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of Camac and ATG. The Parties agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

7.       The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of Camac and ATG. Except as provided in Section 3, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.        Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.        The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 9, which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 or as otherwise agreed to by Camac and ATG.

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12.       Each Party acknowledges that Olshan shall act as counsel for the Group and Camac relating to their investment in the Company.

13.       Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k) under the Exchange Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

CAMAC FUND, LP

By:	Camac Capital, LLC its General Partner

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

CAMAC PARTNERS, LLC

By:	Camac Capital, LLC its Managing Member

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
	Name:	Eric Shahinian
	Title:	Manager

/s/ Eric Shahinian
ERIC SHAHINIAN Individually and as attorney-in-fact for Michael G. Hacke

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MCINTYRE PARTNERSHIPS, LP

By:	McIntyre Capital GP, LLC its General Partner

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL GP, LLC

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL MANAGEMENT, LP

By:	McIntyre Capital Management GP, LLC its General Partner

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

MCINTYRE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Chris McIntyre
	Name:	Chris McIntyre
	Title:	Managing Member

/s/ Chris McIntyre
CHRIS MCINTYRE

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ATG FUND II LLC

By:	ATG Capital Management, LLC Managing Member

By:	/s/ Gabriel Gliksberg
	Name:	Gabriel Gliksberg
	Title:	Managing Member

ATG CAPITAL MANAGEMENT, LLC

By:	/s/ Gabriel Gliksberg
	Name:	Gabriel Gliksberg
	Title:	Managing Member

/s/ Gabriel Gliksberg
GABRIEL GLIKSBERG

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